EXHIBIT 99.3

The following form of voting website is being used for voting by shareholders of the Registrant in connection with the Registrant’s 2013 Annual Meeting of Shareholders.

FORM OF VOTING WEBSITE FOR SHAREHOLDERS OF AMERICAN EXPRESS COMPANY

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•       You can view or download our proxy materials electronically and confirm your voting instructions by clicking on the links below

•       Vote by choosing the option below or vote by phone at 1-800-690-6903

•       Request material be sent to you by email or hardcopy at no charge by choosing the option below

•       Sign up to receive future shareholder materials via e-mail or traditional mail

View 2013 Proxy Materials	Vote Your Shares	Request Copy of Shareholder Material(s)	Consent for Electronic Delivery

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AMERICAN EXPRESS COMPANY	Meeting Material(s)

200 Vesey Street New York, NY 10285	Annual Report

2013 Annual Meeting of Shareholders	Proxy Statement

Monday, April 29, 2013 9:00 A.M. Eastern Time

Meeting for holders as of: 03/01/2013

As your vote is very important, we recommend that all voting instructions be received at least one business day prior to the voting cut-off time stated in the proxy materials. Scroll down for proxy instructions and voting.

To vote via telephone, call 1-800-690-6903.

1. Vote	2. Review	3. Confirmed

PROXY BALLOT

AMERICAN EXPRESS COMPANY

2013 Annual Meeting of Shareholders

To be held on 04/29/2012 for holders of record as of 03/01/2013

AMERICAN EXPRESS COMPANY

Proxy for the Annual Meeting of Shareholders

on Monday, April 29, 2013

The shareholder submitting this proxy (“shareholder”) hereby appoints Daniel T. Henry, Louise M. Parent, Carol V. Schwartz, and Karen B. Tate, or any of them, proxies or proxy, with full power of substitution, to vote all common shares of American Express Company that the shareholder is entitled to vote at the Annual Meeting of Shareholders to be held at the Company’s Headquarters at 200 Vesey Street, New York, NY 10285, on Monday, April 29, 2013 at 9:00 A.M. Eastern Time, and at any adjournment(s) or postponement(s) of the Meeting, as indicated below with respect to the proposals set forth in the Proxy Statement, and in their discretion upon any matter that may properly come before the Meeting or any adjournment(s) or postponement(s) of the Meeting. The shareholder hereby revokes any proxies submitted previously.

To ensure timely receipt of your vote and to help the Company reduce costs, you are encouraged to submit your voting instructions by Internet or by telephone.

Notice to employees participating in the American Express Retirement Savings Plan (“RSP”) or the Employee Stock Ownership Plan of Amex Canada, Inc. (“ESOP”).

Your voting instructions must be received on or before 11:59 P.M. Eastern Time, Tuesday, April 23, 2013, by Broadridge, which is acting on behalf of the Trustees of the Plans. If your voting instructions are not received by 11:59 P.M. Eastern Time, Tuesday, April 23, 2013, the Trustees of the RSP and the ESOP will not vote the shares.

	Proposal(s)	Recommendations of the Board of Directors	Vote Options
1.

DIRECTOR

1)      C. BARSHEFSKY

2)      U. M. BURNS

3)      K. I. CHENAULT

4)      P. CHERNIN

5)      A. LAUVERGEON

6)      T. J. LEONSIS

7)      R. C. LEVIN

8)      R. A. MCGINN

9)      S. J. PALMISANO

10)   S. S REINEMUND

11)   D. L. VASELLA

12)   R. D. WALTER

13)   R. A. WILLIAMS

For

¡ For All Nominees

¡ Withhold All Nominees

¡ For All Except Selected Below

1)   ☐ C. BARSHEFSKY

2)   ☐ U. M. BURNS

3)   ☐ K. I. CHENAULT

4)   ☐ P. CHERNIN

5)   ☐ A. LAUVERGEON

6)   ☐ T. J. LEONSIS

6)   ☐ J. LESCHLY

7)   ☐ R. C. LEVIN

8)   ☐ R. A. MCGINN

9)   ☐ S. J. PALMISANO

10) ☐ S. S REINEMUND

11) ☐ D. L. VASELLA

12) ☐ R. D. WALTER

13) ☐ R. A. WILLIAMS

2.	RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013.	For	¡ For ¡ Against ¡ Abstain

3.	ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION.	For	¡ For ¡ Against ¡ Abstain

4.	SHAREHOLDER PROPOSAL RELATING TO SEPARATION OF CHAIRMAN AND CEO ROLES.	Against	¡ For ¡ Against ¡ Abstain

You will have an opportunity to confirm that your selections were properly recorded after you submit your vote.

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PROXY FINAL SUBMISSION

•	Please check all of the information below for accuracy.

•	If any of the information is incorrect, return to the Proxy Ballot by using the Back button below.

•	If your vote(s) are reflected correctly, click on the Final Submission button below.

AMERICAN EXPRESS COMPANY

200 Vesey Street

New York, NY 10285

2013 Annual Meeting of Shareholders

Monday, April 29, 2013 9:00 A.M. Eastern Time

Meeting for holders as of: 03/01/2013

As your vote is very important, we recommend that all voting instructions be received at least one business day prior to the voting cut-off time stated in the proxy materials. Scroll down for proxy instructions and voting.

To vote via telephone, call 1-800-690-6903.

1. Vote	2. Review	3. Confirmed

PROXY BALLOT

AMERICAN EXPRESS COMPANY

2013 Annual Meeting of Shareholders

To be held on 04/29/2013 for holders of record as of 03/01/2013

[You did not enter any vote options. Therefore, your vote will be registered as recommended by the Board of Directors.

OR

You have elected as follows:]

	Proposal(s)	Recommendations of the Board of Directors	Your Vote [*Specific voting instructions were not provided. Proposals will be voted as recommended by the soliciting committee.]

1.

DIRECTOR

1)   C. BARSHEFSKY

2)   U. M. BURNS

3)   K. I. CHENAULT

4)   P. CHERNIN

5)   A. LAUVERGEON

6)   T. J. LEONSIS

7)   R. C. LEVIN

8)   R. A. MCGINN

9)   S. J. PALMISANO

10) S. S REINEMUND

11) D. L.VASELLA

12) R. D. WALTER

13) R. A. WILLIAMS

For

[For All Nominees]

1)   C. BARSHEFSKY

2)   U. M. BURNS

3)   K. I. CHENAULT

4)   P. CHERNIN

5)   A. LAUVERGEON

6)   T. J. LEONSIS

7)   R. C. LEVIN

8)   R. A. MCGINN

9)   S. J. PALMISANO

10) S. S REINEMUND

11) D. L.VASELLA

12) R. D. WALTER

13) R. A. WILLIAMS

2.	RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013.	For	[For]

3.	ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION.	For	[For]

4.	SHAREHOLDER PROPOSAL RELATING TO SEPARATION OF CHAIRMAN AND CEO ROLES.	Against	[Against]

You will have an opportunity to confirm that your selections were properly recorded after you submit your vote.

If any of the above information is incorrect, return to the Proxy Ballot form by using the Back button below.

If you would like to receive an electronic confirmation when this vote is recorded, enter your e-mail address here:

Final Submission  Back

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AMERICAN EXPRESS COMPANY

200 Vesey Street

New York, NY 10285

2013 Annual Meeting of Shareholders

Monday, April 29, 2013 9:00 A.M. Eastern Time

Meeting for holders as of: 03/01/2013

THANK YOU FOR VOTING!

*ProxyVote Confirmation

*	The ProxyVote Confirmation site gives shareholders the opportunity to confirm that their vote was cast in accordance with their instructions. Vote confirmation will be available 24 hours after your vote is received beginning April 15, 2013 with the final vote tabulation remaining available through June 29, 2013. Select the link above and you will be prompted to enter your control number. Instructions on how to find your control number will also be included on this page. If your vote is not yet available, please retain your control number and revisit the page at a later date.

If you sign up for e-mail notification of voting instructions and shareholder communications today, you will receive the benefits of:

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To receive future shareholder communications electronically, we require your permission. Participation is completely your choice.

In the future, when, and if, material is available electronically, we will send you an e-mail which will contain information that will point you to an Internet location where the material is available, along with a link to ProxyVote.com (when applicable) to submit your voting instructions. We hope you will give this option your serious consideration.

Enroll in Electronic Delivery                     Enter Your Next Control Number                     Back to Shareholder Portal

1. Vote	2. Review	3. Confirmed

Below is a record of your voting instructions:

AMERICAN EXPRESS COMPANY

2013 Annual Meeting of Shareholders

To be held on 04/29/2013 for holders of record as of 03/01/2013

You elected to vote as recommended by the Board of Directors.

	Proposal(s)	Recommendations of the Board of Directors	Your Vote [*Specific voting instructions were not provided. Proposals will be voted as recommended by the soliciting committee.]
1.

DIRECTOR

1)   C. BARSHEFSKY

2)   U. M. BURNS

3)   K. I. CHENAULT

4)   P. CHERNIN

5)   A. LAUVERGEON

6)   J. LESCHLY

7)   R. C. LEVIN

8)   R. A. MCGINN

9)   S. J. PALMISANO

10) S. S REINEMUND

11) D. L. VASELLA

12) R. D. WALTER

13) R. A. WILLIAMS

For

[For All Nominees]

1)   C. BARSHEFSKY

2)   U. M. BURNS

3)   K. I. CHENAULT

4)   P. CHERNIN

5)   A. LAUVERGEON

6)   T. J. LEONSIS

6)   J. LESCHLY

7)   R. C. LEVIN

8)   R. A. MCGINN

9)   S. J. PALMISANO

10) S. S REINEMUND

11) D. L. VASELLA

12) R. D. WALTER

13) R. A. WILLIAMS

2.	RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013.	For	[For]
3.	ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION.	For	[For]
4.	SHAREHOLDER PROPOSAL RELATING TO SEPARATION OF CHAIRMAN AND CEO ROLES.	Against	[Against]

You will have an opportunity to confirm that your selections were properly recorded after you submit your vote.

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© 2013 Broadridge Financial Solutions, Inc. Broadridge and the Broadridge logo are trademarks of Broadridge Financial Solutions. Inc.